Exhibit 99.1

Center Financial Raises $12.8 Million Through Private Placement

LOS ANGELES--(BUSINESS WIRE)--December 1, 2009--Center Financial Corporation (NASDAQ: CLFC), the holding company of Center Bank, today announced the completion of a private placement of common stock, raising gross proceeds of $12.8 million.

Members of the board and management team, friends of the company and certain accredited investors participated in the transaction. The private placement was priced at $3.71 per common share for outside investors, representing a five percent (5%) discount to the volume weighted average trading price of the company’s stock for the five trading days preceding November 19, 2009. For officers and directors of the company, the purchase price was equivalent to the closing bid price of the company’s common stock on November 24, 2009, equal to $4.69 per share, in accordance with Nasdaq rules. Both prices are subject to possible adjustments in the future under certain circumstances. The company issued an aggregate 3,360,000 newly issued shares of common stock. The proceeds, net of offering expenses, will be used for working capital and general corporate purposes.

“This private placement enhances Center Financial’s capital position, increasing the company’s pro forma total risk based capital ratio to approximately 14.16% at September 30, 2009,” said Jae Whan (J.W.) Yoo, president and chief executive officer. “The additional capital strengthens our liquidity position ahead of a slow, but positively trending economy, ensures that we have adequate capital to address potential future impacts from the weak economy and supports future growth. The transaction was considerably oversubscribed, and we believe this is a strong testament to the market’s confidence in Center Financial, its leadership and strategic plan. On behalf of the board and management, I thank each of the participants of this private placement for their support.”

On a pro forma basis as if the private placement occurred prior to September 30, 2009, Center Financial would have reported an approximate total risk based capital ratio of 14.16%, tier 1 risk based capital ratio of 12.88% and tier 1 leverage ratio of 10.03%.

The securities issued in the private transaction have not been registered under the Securities Act of 1933, as amended, and may not be sold by the holders except pursuant to an effective registration statement or an applicable exemption from the registration requirements. As part of the financing, the company has agreed to use its best efforts to file a registration statement with the Securities and Exchange Commission within six months of the closing covering the shares sold in the private placement.

For additional information, please refer to Center Financial’s current report on Form 8-K filed with the Securities and Exchange Commission with respect to this transaction.

About Center Financial Corporation

Center Financial Corporation is the holding company of Center Bank, a community bank offering a full range of financial services for diverse ethnic and small business customers. Founded in 1986 and specializing in commercial and SBA loans and trade finance products, Center Bank has grown to be one of the nation’s soundest financial institutions focusing on the Korean-American community, with total assets of $2.20 billion at September 30, 2009. Headquartered in Los Angeles, Center Bank operates a total of 19 full-service branches and one loan production office. The company has 16 full-service branches located throughout Southern California. Center Bank also operates two branches and one loan production office in the Seattle area, along with one branch in Chicago. Center Bank is a California state-chartered institution and its deposits are insured by the FDIC to the extent provided by law. For additional information on Center Bank, visit the company’s Web site at www.centerbank.com.

This release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Factors that might cause such differences include, but are not limited to, those identified in our cautionary statements contained in Center Financial Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (See Business, and Management’s Discussion and Analysis), and other filings with the Securities and Exchange Commission (SEC) are incorporated herein by reference. These factors include, but are not limited to: competition in the financial services market for both deposits and loans; the ability of Center Financial and its subsidiaries to increase its customer base; changes in interest rates; new litigation or changes or adverse developments in existing litigation; and regional and general economic conditions. Such forward-looking statements speak only as of the date of this release. Center Financial expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the company’s expectations of results or any change in events.

CONTACT:
Center Financial Corporation
Lonny Robinson
Chief Financial Officer
213-401-2311
lonnyr@centerbank.com
or
PondelWilkinson Inc.
Angie Yang
Investor Relations
310-279-5967
ayang@pondel.com